UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2010

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Cisco Systems, Inc. (“Cisco”) from time to time makes merit-based, company-wide equity grants to certain of its employees. The Compensation and Management Development Committee (the “Committee”) of Cisco approved the fiscal 2011 merit-based granting on September 16, 2010 to certain employees of restricted stock units with respect to an aggregate of approximately 41 million shares of Cisco’s common stock. In addition, the Committee approved the merit-based right to receive future grants of performance-based restricted stock units for certain employees, based on Cisco’s financial performance in fiscal 2011, in a target amount of approximately 1.2 million restricted stock units. Cisco intends to file or furnish a Form 8-K regarding award grants only when it makes merit-based, company-wide grants to its employees or as otherwise required by applicable rules and regulations.

Unless expressly incorporated into a filing of Cisco under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of Cisco, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of the information under this Item 7.01 is not an indication that this Item 7.01 contains material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 16, 2010	By:	/s/ FRANK A. CALDERONI
	Name:	Frank A. Calderoni
	Title:	Executive Vice President and Chief Financial Officer